As filed with the Securities and Exchange Commission on February 11, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

DOLBY LABORATORIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	90-0199783
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Potrero Avenue

San Francisco, California 94103-4813

(415) 558-0200

(Address including zip code, and telephone number, including area code, of principal executive offices)

2005 STOCK PLAN

(Full title of the plans)

Andy Sherman, Esq.

Executive Vice President, General Counsel and Secretary

Dolby Laboratories, Inc.

100 Potrero Avenue

San Francisco, California 94103-4813

(415) 558-0200

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Mark B. Baudler, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock $0.001 par value	9,000,000 shares	$39.10(2)	$351,900,000	$40,890.78

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of the Registrant’s Class A Common Stock that become issuable under the 2005 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A Common Stock.
(2)	Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon $39.10, the average of the high and low prices of the Registrant’s Class A common stock on February 5, 2015, as reported on the New York Stock Exchange.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of Class A Common Stock of Dolby Laboratories, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2005 Stock Plan (the “2005 Plan”). Accordingly, the contents of (i) the previous Registration Statement on Form S-8 (File No. 333-122908) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on February 18, 2005, (ii) the previous Registration Statement on Form S-8 (File No. 333-150804) filed by the Registrant with the SEC on May 9, 2008, (iii) the previous Registration Statement on Form S-8 (File No. 333-174319) filed by the Registrant with the SEC on May 18, 2011 and (iv) the previous Registration Statement on Form S-8 (File No. 333-188602) filed by the Registrant with the SEC on May 14, 2013 are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the SEC by the Registrant are hereby incorporated by reference into this Registration Statement:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 26, 2014, filed with the SEC on November 18, 2014.

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 26, 2014, filed with the SEC on January 30, 2015.

(3)	The Registrant’s Current Report on Form 8-K filed with the SEC on October 23, 2014 (excluding Items 2.02 and 9.01).

(4)	The Registrant’s Current Report on Form 8-K filed with the SEC on November 3, 2014.

(5)	The Registrant’s Current Report on Form 8-K filed with the SEC on November 17, 2014.

(6)	The Registrant’s Current Report on Form 8-K filed with the SEC on January 15, 2015.

(7)	The Registrant’s Current Report on Form 8-K filed with the SEC on January 21, 2015 (excluding Items 2.02 and 9.01).

(8)	The Registrant’s Current Report on Form 8-K filed with the SEC on February 6, 2015.

(9)	The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on February 9, 2005, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or superseded such statement.

Item 8.	Exhibits.

Incorporated by Reference Herein
Exhibit Number	Description	Form	Date

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)

24.1	Power of Attorney (contained on signature page hereto)

99.1	2005 Stock Plan, as amended and restated	Current Report on Form 8-K	February 6, 2015

99.2	Form of Stock Option Agreement under the 2005 Stock Plan	Registration Statement on Form S-8	May 14, 2013

99.3	Form of Executive Stock Option Agreement under the 2005 Stock Plan	Registration Statement on Form S-8	May 14, 2013

99.4	Form of Stock Option Agreement - International under the 2005 Stock Plan	Quarterly Report on Form 10-Q	February 3, 2012

99.5	Form of Restricted Stock Unit Agreement – U.S. under the 2005 Stock Plan	Current Report on Form 8-K	November 20, 2007

99.6	Form of Restricted Stock Unit Agreement – U.K. under the 2005 Stock Plan	Quarterly Report on Form 10-Q	April 30, 2009

99.7	Form of Restricted Stock Unit Agreement – Non-U.S. under the 2005 Stock Plan	Quarterly Report on Form 10-Q	February 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 11th day of February, 2015.

DOLBY LABORATORIES, INC.

By:	/S/ KEVIN J. YEAMAN
Kevin J. Yeaman President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin J. Yeaman and Lewis Chew, his or her attorney-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connections therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue of hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ PETER GOTCHER	Chairman of the Board of Directors	February 11, 2015
Peter Gotcher

/S/ KEVIN J. YEAMAN	President, Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2015
Kevin J. Yeaman

/S/ LEWIS CHEW	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 11, 2015
Lewis Chew

/S/ MICHELINE CHAU	Director	February 11, 2015
Micheline Chau

/S/ DAVID DOLBY	Director	February 11, 2015
David Dolby

/S/ NICHOLAS DONATIELLO, JR.	Director	February 11, 2015
Nicholas Donatiello, Jr.

/S/ N. W. JASPER	Director	February 11, 2015
N. W. Jasper

/S/ SIMON SEGARS	Director	February 11, 2015
Simon Segars

/S/ ROGER SIBONI	Director	February 11, 2015
Roger Siboni

/S/ AVADIS TEVANIAN, JR.	Director	February 11, 2015
Avadis Tevanian, Jr.

INDEX TO EXHIBITS

Incorporated by Reference Herein
Exhibit Number	Description	Form	Date

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)

24.1	Power of Attorney (contained on signature page hereto)

99.1	2005 Stock Plan, as amended and restated	Current Report on Form 8-K	February 6, 2015

99.2	Form of Stock Option Agreement under the 2005 Stock Plan	Registration Statement on Form S-8	May 14, 2013

99.3	Form of Executive Stock Option Agreement under the 2005 Stock Plan	Registration Statement on Form S-8	May 14, 2013

99.4	Form of Stock Option Agreement - International under the 2005 Stock Plan	Quarterly Report on Form 10-Q	February 3, 2012

99.5	Form of Restricted Stock Unit Agreement – U.S. under the 2005 Stock Plan	Current Report on Form 8-K	November 20, 2007

99.6	Form of Restricted Stock Unit Agreement – U.K. under the 2005 Stock Plan	Quarterly Report on Form 10-Q	April 30, 2009

99.7	Form of Restricted Stock Unit Agreement – Non-U.S. under the 2005 Stock Plan	Quarterly Report on Form 10-Q	February 3, 2012